PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINESHeartland Financial USA, Inc. 3rd Quarter 2020 Financials Presentation Subtitle 1

Safe Harbor This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about Heartland’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include information about possible or assumed future results of Heartland’s operations or performance. These forward-looking statements are generally identified by the use of the words ‘‘believe”, “expect’’, ‘‘intent”, “anticipate’’, ‘‘plan”, “estimate’’, ‘‘project”, ‘‘will”, ‘‘would”, ‘‘could”, ‘‘should’’, “may”, “view”, “opportunity”, “potential”, or similar expressions that are used in this release, and future oral and written statements of Heartland and its management. Although Heartland has made these statements based on management’s experience and best estimate of future events, the ability of Heartland to predict results or the actual effect of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission (“SEC”), include, among others: • The impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; • Measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic; • The deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase the provision for credit losses and net charge-offs of Heartland; • Civil unrest in the communities that Heartland serves; • Levels of unemployment in the geographic areas in which Heartland operates; • Real estate market values in these geographic areas; • Future natural disasters and increases to flood insurance premiums; • The effects of past and any future terrorist threats and attacks, acts of war or threats thereof; • The level of prepayments on loans and mortgage-backed securities; • Legislative and regulatory changes affecting banking, tax, securities, insurance and monetary and financial matters; • Monetary and fiscal policies of the U.S. Government including policies of the U.S. Department of Treasury and the Federal Reserve Board; • The quality or composition of the loan and investment portfolios of Heartland; • Demand for loan products and financial services, deposit flows and competition in Heartland’s market areas; • Changes in accounting principles and guidelines; • The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; • The ability of Heartland to implement technological changes as planned and to develop and maintain secure and reliable electronic delivery systems; • Heartland’s ability to retain key executives and employees; and • The ability of Heartland to successfully consummate acquisitions and integrate acquired operations. The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The COVID-19 pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic and global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences. These risks and uncertainties should be considered in evaluating forward-looking statements made by Heartland or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by Heartland will not materially and adversely affect Heartland’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the recent outbreak of the COVID-19 pandemic and the impact of varying governmental responses that affect Heartland’s customers and the economies where they operate. Please take into account that forward-looking statements speak only as of the date they are made, and except as required by applicable law, Heartland does not undertake any obligation to publicly correct or update any forward-looking statement. Further information concerning Heartland and its business, including additional factors that could materially affect Heartland’s financial results, is included in Heartland’s filings with the SEC. 2

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES About Heartland Financial USA, Inc. Presentation Subtitle 3

Heartland: 3 Year Growth in Assets and Total Shareholder Return 3 Year Asset Growth 3 Year Total Shareholder Returns 12/31/2016 – 9/30/2020 12/31/2016 – 9/30/2020 Heartland 89.3% Heartland -34.1% Proxy Peer 55.0% HP Peer -34.8% 100% 45% 30% 80% 15% 60% 0% 40% -15% 20% -30% 0% -45% 12/31/16 12/31/17 12/31/18 12/31/19 12/30/16 12/30/17 12/30/18 12/30/19 Source: S&P Global Market Intelligence As of September 30, 2020 / Peer Groups as of June 30, 2020 4

Heartland’s Stock Performance Price Return (%) From 12/31/2016 – 9/30/2020 60% 40% 20% 0% -20% -40% -60% 12/31/16 12/31/17 12/31/18 12/31/19 HTLF S&P 500 SNL Mid Cap US Bank Index KBW Regional Bank Index Source: S&P Global Market Intelligence 5

Company Overview

Company Overview – NASDAQ: HTLF

- Headquartered in Dubuque, IA
- Holding company established in 1981
- Total assets of $15.6 billion, as of September 30, 2020 [1]
- Company conducts community banking business through 11 independently chartered community banks [1]
- 113 full-service branches located across 12 states in the Midwest, Southwest and Western regions of the country [1]



Montana
North Dakota
Minnesota
Minneapolis
Wisconsin
South Dakota
Wyoming
Milwaukee
Chicago
Nebraska
Iowa
Salt Lake City
Nevada
Utah
Denver
Colorado
UNITED STATES
Kansas City
Illinois
St Louis
Missouri
Kansas
Fresno
Las Vegas
Oklahoma City
Oklahoma
Memphis
Los Angeles
Arizona
Phoenix
New Mexico
San Diego
Tucson
El Paso
HTLF, AIM Bancshares, Inc. & Johnson Bank's AZ Branches (142)
© 2020 S&P Global Market Intelligence All rights reserved. USGS, NOAA
October 09, 2020

Fiscal 3Q 2020 Financial Highlights

Dollars in millions

Balance Sheet	Total Assets	$15,613
	Total Loans Held for Investment	$9,100
	Total Deposits	$12,767
	Loan / Deposit Ratio	71.27%
	Tangible Common Equity [2]	$1,214
	Total Common Equity	$1,701
Capital	Total Common Equity / Total Assets	10.89%
	Tang. Common Equity / Tang. Assets [2]	8.03%
	Tier 1 Leverage Ratio	9.82%
	CET1 Ratio	11.29%
	Tier 1 Capital Ratio	13.76%
	Total RBC Ratio	15.47%
Profitability	Net Interest Margin, fully tax-equivalent [2]	3.55%
	Cost of Interest Bearing Deposits	0.25%
	Adj. Return on Avg. Assets [2]	1.25%
	Adj. Return on Avg. Tangible Common Equity [2]	16.86%
	Efficiency Ratio FTE [2]	54.67%
Asset Quality	NPAs / Assets	0.55%
	NCOs / Avg. Loans	0.92%

(1) Excludes Heartland's acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated closing in Q4 2020; & Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020
(2) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures
Note: Financial metrics as of or for the quarter ended September 30, 2020

TOGETHER, WE ARE HEARTLAND.

6

Corporate Structure



Rocky Mountain Bank
MINNESOTA
WISCONSIN
DUBUQUE BANK
ILLINOIS
Bank of Blue Valley
CITYWIDE BANKS
PREMIER VALLEY BANK
Arizona Bank & Trust
NEW MEXICO
FirstBank

Heartland FINANCIAL USA, INC.

Subsidiary Banks by Region

HTLF West

Rocky Mountain Bank - MT
- Total Assets: $617,169
- Total Deposits: $533,429
- No. of Branch Offices: 9
- % of Franchise Assets: 3.5%

Premier Valley Bank - CA
- Total Assets: $1,042,437
- Total Deposits: $855,913
- No. of Branch Offices: 8
- % of Franchise Assets: 6.0%

Citywide Banks - CO
- Total Assets: $2,639,516
- Total Deposits: $2,163,051
- No. of Branch Offices: 23
- % of Franchise Assets: 15.1%

HTLF Southwest

Arizona Bank & Trust - AZ
- Total Assets: $1,039,253
- Total Deposits: $886,174
- No. of Branch Offices: 6
- % of Franchise Assets: 5.9%

AZ Branches - AZ (Pending)[1]
- Total Loans: $183,833
- Total Deposits: $392,159
- No. of Branch Offices: 4

New Mexico Bank & Trust - NM
- Total Assets: $2,002,663
- Total Deposits: $1,747,527
- No. of Branch Offices: 17
- % of Franchise Assets: 11.4%

First Bank & Trust - TX
- Total Assets: $1,289,187
- Total Deposits: $936,366
- No. of Branch Offices: 7
- % of Franchise Assets: 7.4%

AimBank - TX (Pending)[2]
- Total Assets: $1,851,830
- Total Deposits: $1,599,896
- No. of Branch Offices: 25
- % of Franchise Assets: 10.6%

HTLF Midwest

Minnesota Bank & Trust - MN
- Total Assets: $1,007,548
- Total Deposits: $804,045
- No. of Branch Offices: 2
- % of Franchise Assets: 5.8%

Wisconsin Bank & Trust - WI
- Total Assets: $1,262,069
- Total Deposits: $1,011,843
- No. of Branch Offices: 14
- % of Franchise Assets: 7.2%

Dubuque Bank & Trust - IA
- Total Assets: $1,838,260
- Total Deposits: $1,591,561
- No. of Branch Offices: 6
- % of Franchise Assets: 10.5%

Illinois Bank & Trust - IL
- Total Assets: $1,500,012
- Total Deposits: $1,307,513
- No. of Branch Offices: 10
- % of Franchise Assets: 8.6%

Bank of Blue Valley – KS/MO
- Total Assets: $1,424,261
- Total Deposits: $1,142,910
- No. of Branch Offices: 11
- % of Franchise Assets: 8.1%

Regional Summary (Pro-Forma)	HTLF West	HTLF Southwest[3]	HTLF Midwest
Total Assets[4]:	$4,299,122	$6,182,933	$7,032,150
Total Deposits:	$3,552,393	$5,169,963	$5,857,872
No. of Branch Offices[4]:	40	55	43
% of Franchise Assets[4]:	24.5%	35.3%	40.2%
Projected 5yr Population Change[5]:	3.7%	6.2%	1.2%

(1) Heartland's Arizona Branch Transaction announced June 9, 2020; anticipated close Q4 2020
(2) Heartland's acquisition of AIM Bancshares, Inc. announced February 11, 2020; anticipated close Q4 2020
(3) Includes Heartland's acquisition of AIM Bancshares, Inc.
(4) Excludes contribution of Arizona Branch Transaction
(5) Source: S&P Global Market Intelligence
Note: Financial information as of September 30, 2020

7

TOGETHER, WE ARE HEARTLAND.

A Steadfast and Highly Disciplined Growth Strategy Heartland has a long history of growth, stability and geographic diversity… $15.6B Total assets as of 3Q 2020 39 / 17 39 year old holding company; 17 years on NASDAQ 11 11 independent bank brands 12 / 113 12 states; 113 banking offices 17.0% 3 year compound annual asset growth rate (through 12/31/19) …driving consistent earnings, impressive returns and significant value creation 0 Never an annual loss 2x History of doubling earnings and assets every 5 to 7 years 14.5% 3 year average annual ROATCE, non-GAAP 1 (as of 12/31/19) 8.7% 3 year compoundannual EPS growth rate (as of 12/31/19) 39 39 consecutive years of level or increased cash dividends to common shareholders $1.11B Market capitalization 2 6.5% Beneficial ownership by the Board and executive officers (as of 1/31/20) (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures (2) As of September 30, 2020 Note: Financial information as of September 30, 2020 unless otherwise specified 8

Heartland Asset and Earnings Growth $200 $149.1 $150 $117.0 $95.7 $100 $85.7 $80.3 $60.0 $50 $0 2015 2016 2017 2018 2019 2020 YTD Net Income Available to Common Shareholders Deferred Tax Charge 9

Heartland Diluted EPS and Dividends $4.14 $3.52 $3.22 $3.01 $2.83 $2.59 $2.65 $0.59 $0.45 $0.50 $0.51 $0.68 $0.60 $0.40 $0.40 $0.44 $0.54 2015 2016 2017 2018 2019 2020 YTD Deferred Tax Charge Special Dividend Diluted EPS Regular Dividends 10

M&A – Core Competency and Strategy • A Core Competency (11 transactions completed in last 5 years) – Dedicated corporate development and conversion/integration staff – Sophisticated internally developed financial model – Detailed conversion/integration playbook – Efficient regulatory application, SEC filing and close process – avg. 125 days post announcement – All new entities convert to our core systems platform – avg. 75 days post deal close • Focused on In-Footprint Transactions – Opportunities abound across entire footprint – deep active pipeline of opportunities, providing selectivity – Focus on expanding existing markets >= $1 Billion in assets • Deal Size “Sweet Spot” is Increasing Modestly – Targets of $1 to $3 Billion in Assets – Strong core deposits – Clean credit quality – Market overlap – Attractive risk attributes • Must Meet Conservatively Modeled Financial Benchmarks – Accretive to EPS immediately after conversion – Demonstrate an IRR > 15% – Conservative tangible book value per share dilution earn-back periods 11

Heartland M&A Transaction Summary

Transaction	Date Announced	Date Closed	Date Converted	Announced Deal Value	PxTBV	Organization Assets
Johnson Financial Group, Inc. (4 Branches)	6/9/2020	TBD	TBD	-	-	$392 [1]
Aim Bancshares, Inc.	2/11/2020	TBD	TBD	$280.4	2.02x	$1,852
Rockford Bank and Trust Co.	8/13/2019	11/30/2019	2/7/2020	$59.2	1.35x	$485
Blue Valley Ban Corp.	1/16/2019	5/10/2019	8/23/2019	$93.9	1.88x	$728
FirstBank Lubbock Bancshares, Inc.	12/12/2017	5/18/2018	8/17/2018	$185.6	2.22x	$930
Signature Bancshares, Inc.	11/13/2017	2/23/2018	4/20/2018	$53.4	1.82x	$390
Citywide Banks of Colorado, Inc.	2/13/2017	7/7/2017	10/13/2017	$202.7	1.82x	$1,377
Founders Bancorp	10/31/2016	2/28/2017	3/17/2017	$29.1	1.52x	$198
CIC Bancshares, Inc.	10/23/2015	2/5/2016	6/10/2016	$83.5	1.47x	$727
Premier Valley Bank	5/29/2015	11/30/2015	3/11/2016	$95.1	1.66x	$647
First Scottsdale Bank, N.A.	5/15/2015	9/11/2015	9/11/2015	$17.7	1.05x	$106
Community Bancorporation of New Mexico, Inc.	4/16/2015	8/21/2015	11/6/2015	$11.3	1.52x	$181
Community Banc-Corp. of Sheyboygan, Inc.	10/23/2014	1/16/2015	5/15/2015	$52.0	1.58x	$525

(1) Total deposits assumed in transaction as of September 30, 2020; actual amount of deposits assumed and loans acquired will be determined at anticipated close Q4 2020

Note: Total Assets based on MRQ prior to announcement & provided in millions

12

TOGETHER, WE ARE HEARTLAND.

Acquisition AIM Bancshares, Inc. – Lubbock, TX



- Announced February 11, 2020 – anticipated close 4Q 2020 – anticipated systems integration 1Q 2021
- Assets approximately $1.9 billion, loans approximately $1.1 billion, and deposits approximately $1.6 billion
- AimBank combined with FB&T creates HTLF's largest member bank with approximately $3.2 billion in assets
- Transaction results in FB&T being the #5 largest bank headquartered in West Texas – ranking #3 deposit market share in Lubbock MSA
- Headquarters will remain in Lubbock, Texas
- 90% stock / 10% cash transaction valued at announcement approximately $280.4 million (1)
- ~10% Accretive to EPS in 2021. IRR in excess of 20%. Tangible book value earn back ~3.6 years
- Barry Orr continues as Chairman and CEO and retained Scott Wade as Vice Chairman and President of the South Division of FirstBank & Trust

FirstBank & Trust TEXAS MEMBER FDIC

AimBank

(1) The price at announcement was based on HTLF closing stock price of $49.88 on February 10, 2020, the final transaction value will vary depending on the stock price at the date of close.

TOGETHER, WE ARE HEARTLAND.

13

Branch Purchase Johnson Financial Group On June 9, 2020, Heartland announced Arizona Bank & Trust entered into a purchase and assumption agreement to acquire certain assets and assume substantially all deposits and other liabilities of Johnson Bank’s Arizona operations. . Anticipated close and systems integration in December, 2020 . Loans approximately $184 million, and deposits approximately $392 million . Johnson Bank’s four Arizona office locations are a natural fit with the geographic footprint and culture of Arizona Bank & Trust . At close, Arizona Bank & Trust will have approximately $1.3 billion in assets 14

Key Factors Driving Business Strategy • Broad geographic footprint provides significant risk diversification benefits – Expands opportunities for new client acquisition – Credit exposure is not geographically concentrated – spread over 12 state footprint • Goal of achieving $1+ billion in total assets within each market meant to ensure critical mass of operating scale across the franchise – Top 10 deposit share in 26 of the 38 MSAs in which we operate1 – Top 5 deposit share in 13 of those MSAs1 • Cost of maintaining a decentralized operating structure is offset by the benefits of increased responsiveness to clients and local market conditions – Local leadership facilitates development and retention of new client deposit/loan relationships – Centralization of “back office” operations maximizes operating efficiency – Centralization of credit risk management functions support credit oversight functions – Improving efficiency ratio by leveraging centralized costs and growth (1) Deposit information as of June 30, 2019 15

COVID-19 Response

Customers & Community

- **Loan Payment Deferrals and Modifications[1]**
  - $1.1 billion, or 14% of total loans
  - As of September 30, 2020, approximately $860 million or 77% of the $1.1 billion of COVID Loan modifications have returned to normal payment status
  - Approximately 58% are interest only modifications, remainder are principal and interest modifications
  - Loan modifications are predominately 90 day modifications
- **Paycheck Protection Program[2]**
  - Approximately 4,800 loans approved
  - Approximately $1.2 billion funded
  - Helped preserve over 112,000 jobs
  - 100% of PPP loans were to existing customers
- **Waived Consumer and Small Business Charges**
  - Deposit account maintenance fees and consumer loan late fees
  - ATM fees
  - Early redemption penalties on CDs
- **Donated $1.5 million to organizations responding to COVID-19 needs in the communities we serve**

Employees & Operations

- Enabled approximately two thirds of all employees to work from home and canceled all in-person events and have transitioned to virtual meetings
- Expanded time off program and enhanced health care coverage for COVID-19 related testing and treatments
- Implemented a 20 percent wage premium for certain customer-facing employees
- Closed bank lobbies and implemented drive-through only for in-person transactions
- Established alternating weekly staffing schedule for in-branch employees to limit potential cross-infection
- Engaged with our employees, providing information and resources through enriched communications and wellness programs

(1) Loan Payment Deferrals and Modifications data as of September 30, 2020
(2) Paycheck Protection Program data as of September 30, 2020
Note: Consumer and small business waivers expired as of May 31, 2020

16

TOGETHER, WE ARE HEARTLAND.

Customer Segment Profiles Affected by COVID-19 Total Exposure % of Gross Exposure Total Exposure % of Gross Exposure Industry 09/30/20 1 09/30/20 1 6/30/2020 6/30/2020 Lodging $495,187 4.52% $490,475 4.38% Retail Trade $405,118 3.70% $407,030 3.64% Retail Properties $363,457 3.32% $369,782 3.31% Restaurants and Bars $248,053 2.26% $255,701 2.29% Oil & Gas $52,766 0.48% $63,973 0.57% Total $1,564,581 14.28% $1,586,962 14.19% Industry segments most effected were determined considering the following: • Impact of Federal/State stay at home or shelter in place directives • Impact of State mandated business closures and restrictions • Significant increase in unemployment – reduction in consumer spending and ability to continue to pay rent • Implementation of corporate travel restrictions coupled with decline in leisure travel • Cancellation of events of all types and sizes • The total amount of PPP loans in the profiled categories is $160 million, which was excluded from above figures (1) Outstanding exposure + undisbursed commitments, Excluding PPP Loans Note: Dollars in thousands 17

COVID Related Loan Modifications

Loan Category	Total Loans (exl PPP) $	Total Deferrals $	%	Still in Original Deferral	%	Returned to Contractual Pmts	%	Requested Second Deferral	%	PPP Loans $
Commercial	$6,375,996	$1,031,032	16%	$124,394	12%	$786,454	76%	$120,183	12%	$1,155,694
Agriculture	$508,058	$31,952	6%	$7,490	23%	$24,462	77%	$0	0%	$0
Residential	$701,899	$42,971	6%	$789	2%	$40,567	94%	$1,615	4%	$0
Consumer	$385,658	$9,074	2%	$324	4%	$8,532	94%	$218	2%	$0
Total	**$7,971,611**	**$1,115,029**	**14%**	**$132,998**	**12%**	**$860,015**	**77%**	**$122,016**	**11%**	**$1,155,694**

At Risk Commercial Segments	Total Loans (exl PPP) $	Total Deferrals $	%	Still in Original Deferral	%	Returned to Contractual Pmts	%	Requested Second Deferral	%	PPP Loans $
Lodging	$495,187	$254,296	51%	$41,123	16%	$112,142	44%	$101,031	40%	$7,010
Retail Trade	$405,118	$22,060	5%	$1,170	5%	$18,977	86%	$1,913	9%	$57,872
Retail Properties	$363,457	$89,943	25%	$0	0%	$83,891	93%	$6,052	7%	$0
Restaurant & Bars	$248,053	$115,910	47%	$1,672	1%	$111,242	96%	$2,996	3%	$94,762

Comments:

- Payment modifications are for 90 days with some local exceptions granted
- Commercial modifications represent 92% of all modifications
- As of September 30, 2020, approximately $860 million or 77% of the $1.1 billion of COVID Loan modifications have returned to normal payment status

(1) Balances of Loans Modified are as of September 30, 2020
(2) Total Loans used for base of calculation are as of September 30, 2020, Excluding PPP Loans
Note: Dollars in thousands

18

TOGETHER, WE ARE HEARTLAND.

Current Participation Level In PPP Program Percentage of Total Loans Fee Income Loan Bucket Number of Loans Loans Originated ($000) ($000) $150 thousand or less 3,336 67.6% $165,929 $8,296 Greater than $150k & less than $2M 1,516 30.7% $728,551 $25,369 $2M and more 84 1.7% $304,589 $3,046 Total 4,936 $1,199,069 $36,711 Comments: • Helped preserve over 112,000 jobs • Average Loan size = $243,000 Note: Data as of September 30, 2020 19

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Financial Summary Presentation Subtitle 20

Summary Balance Sheet Items Total Assets ($B) Total Deposits ($B) 1 12.8 15.6 11.0 13.2 9.4 1 11.4 9.8 8.1 6.8 7.7 8.2 6.4 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 Loans Held to Maturity ($B) Loans / Deposits (%) 9.1 78.1 78.2 78.5 78.8 8.4 75.8 7.4 6.4 5.4 71.3 5.0 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 (1) Includes deposits held for sale in 2018 of $0.106B 21

Summary Profitability Items Return on Average Assets (%)1 Return on Average Tangible Common Equity (%)1 ROAA Adj. ROAA ROATCE Adj. ROATCE 18.88 17.98 1.39 17.43 17.55 17.08 1.32 1.29 1.12 14.64 1.07 1.02 1.24 14.36 15.84 15.72 15.73 0.98 1.09 0.88 0.83 0.90 12.05 12.10 2015 2016 2017 2018 2019 2020 YTD 2015 2016 2017 2018 2019 2020 YTD Net Interest Margin (%)1 Efficiency Ratio FTE (non-GAAP) (%)1 NIM NIM FTE 68.03 4.32 65.61 4.22 64.05 4.13 4.04 62.59 62.50 3.97 3.74 57.28 4.26 3.95 4.04 4.00 3.80 3.70 2015 2016 2017 2018 2019 2020 YTD 2015 2016 2017 2018 2019 2020 YTD (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures 22

Net Interest Margin (non-GAAP) Breakdown 1 Annual Quarterly 4.50% 4.32% 4.22% 4.25% 0.13% 4.13% 0.17% 4.04% 0.22% 4.02% 3.97% 0.20% 4.00% 0.18% 0.18% 3.90% 0.23% 3.84% 3.85% 0.23% 0.15% 3.74% 0.17% 0.09% 3.75% 0.16% 3.64% 2 0.13% 0.12% 3.55% 0.10% 3.50% 3.97% 0.10% 3.87% 3.86% 3.78% 3.79% 3.75% 3.73% 3.69% 3.61% 3.62% 3.25% 3.54% 3.45% 3.00% 2015 2016 2017 2018 2019 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q X YTD PPP Core Business Purchase Accounting Citizens (1) On a fully tax equivalent basis; See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures (2) 3Q X PPP excludes balances, interest income and fees on PPP loans Note: Assets of divested consumer finance company sold in early Q1 2019 23

Non Interest Income Breakdown Other Non- Interest Commercial Income Services 41% Revenue Net Interest Non Interest 27% Income before Income provision 20% 80% Retail Services Revenue 32% Noninterest income exclusive of security gains Other Non-Interest Income includes: Loan Service Fees, Gain on Sale of Loans, BOLI, and Other Misc. As of September 30, 2020 24

Commercial Services Revenues Trends Annual Quarterly 40.0 10.0 $8.2 $8.2 $8.0 $7.8 $30.4 $7.5 8.0 30.0 $1.4 $1.3 $1.5 $1.3 $5.2 $25.2 $1.4 $23.7 6.0 $4.6 $20.3 $4.1 20.0 $3.5 $3.4 $3.4 $3.4 $16.8 $3.9 $12.8 $2.8 $9.5 4.0 $3.8 $9.6 $11.7 $6.3 $3.9 10.0 $3.3 $1.8 2.0 $3.3 $3.4 $3.3 $3.4 $11.1 $12.4 $3.1 $9.2 $10.1 $10.0 $6.6 0.0 0.0 2015 2016 2017 2018 2019 2020 YTD 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 CML Service Charges CML Card Solutions Retirement Plan Services Note: Dollars in millions 25

Consumer Services Revenues Trends Annual Quarterly 50.0 15.0 $46.4 $44.9 $38.8 40.0 12.0 $18.3 $10.5 $10.3 $33.5 $17.9 $9.7 $9.5 $30.3 $9.1 30.0 $16.0 $28.3 9.0 $4.6 $14.9 $4.8 $4.5 $4.5 $14.8 $4.2 $12.7 $10.8 $13.2 20.0 6.0 $10.8 $1.9 $1.6 $1.6 $8.6 $1.5 $1.7 $7.1 $4.7 10.0 3.0 $15.4 $16.2 $4.0 $4.0 $3.7 $12.0 $10.4 $3.4 $3.3 $8.4 $9.9 0.0 0.0 2015 2016 2017 2018 2019 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 YTD Consumer Service Charges Debit Interchange Private Client - Includes: Wealth Management, Brokerage, & Insurance Fees Note: Dollars in millions 26

Operating Efficiency Improving Efficiency Through Leveraging Core Costs 4.0% 3.84% $16.0 0.12% 3.62% 0.04% 0.04% 3.48% 3.48% 3.5% 0.07% 0.09% $14.2 0.11% 3.26% $14.0 0.63% 0.07% 0.09% 0.60% 0.12% 0.10% 3.0% in Assets AvgBillions 0.61% 0.62% 2.67% $12.0 0.61% 0.02% 0.08% 2.5% 0.54% $10.0 2.0% 3.05% 2.90% Expense as % of Avg Avg Assets% asExpenseof 2.66% 2.72% 2.43% $8.0 1.5% 2.04% $6.8 1.0% $6.0 2015 2016 2017 2018 2019 2020 YTD Core Expenses Professional Services CDI Amortization Other Non-Core Expense Average Assets & Software Costs (M&A, Tax Credits, Restructuring) Note: Excludes loss on sale of assets, net As of September 30, 2020 27

Consolidated Capital Ratios TCE/TA (%) 1 Tier 1 Leverage Ratio (%) 8.52 8.08 8.03 7.28 7.53 9.73 10.10 9.82 9.58 9.28 9.20 6.09 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 CET1 and Tier 1 Capital Ratio (%) Total Risk Based Capital Ratio (%) Common Equity Tier 1 Ratio Tier 1 Capital Ratio 15.47 14.01 13.75 13.76 13.74 13.45 13.72 12.31 11.56 11.93 11.70 12.16 10.09 10.07 10.66 10.88 11.29 8.23 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures 28

Commercial RE and ADC Concentration Ratios Well Managed Commercial RE and Acquisition, Development & Construction (“ADC”) Exposure 350% 313% 300% 284% 250% 193% 200% 185% 188% 178% 179% 180% 150% 100% 71% 76% 68% 63% 65% 64% 50% 0% 2015 2016 2017 2018 2019 3Q 2020 Total Commercial RE/Total RBC (Investor Comm RE + Const & Land)/Total RBC (Const & Land)/Total RBC Note: As of September 30, 2020 29

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Loan Portfolio and Asset Quality Presentation Subtitle 30

Diversified Loan Portfolio Loan Composition by Product Type C&I and CRE Loan Composition by Industry Type Manufacturing 5.7% Residential Agricultural Loans Real Estate Rental Mortgages 6% 4.9% Other 8% Educational Services Commercial RE 4.7% 18% Health Care Consumer Loans 3.8% 4% Wholesale Trade 3.6% Real Estate Investments Construction Trade 58.0% 3.4% Commercial RE Finance Owner Occupied Construction 2.4% 10% All Other Warehousing 16% 9.5% 2.0% Retail Trade 2.0% Commercial RE Loan Composition PPP C&I 12% Hotel / Warehousing Hospitality 7.4% 26% 9.7% Retail 17.2% Multi-family 6.9% Health Services 6.2% Total Loans - $9.10 Billion 1 Food and Yield on Loans: 4.81% Office Beverage 18.6% 4.6% Educational 2.4% Industrial / Other RE Manufacturing Investments 20.0% 7.0% (1) Based on average loans YTD as of September 30, 2020 and includes loans available for sale and nonaccrual loans; includes purchase accounting accretion of 0.12% Note: Financial information as of September 30, 2020 31

Lodging Portfolio Overview

Lodging Portfolio Detail, 09/30/20

Outstanding Loans	$456,327
Unfunded Commitments	$38,860
Total Lodging Portfolio	$495,187
Average Exposure per Loan	$2,404
% of HTLF Exposure	4.52%

Geographic Distribution of Analyzed Portfolio



CA
9.9%
KS/MO
9.8%
IL
7.8%
TX
7.6%
AZ
4.0%
MT
2.6%
MN
1.4%
CO
20.7%
WI
13.4%
IA
11.5%
NM
11.3%

Portfolio Highlights

- **Pre-Covid Statistics[1]:**
  - **Analyzed population represents 97.3% of total portfolio**
  - **$174 million of analyzed population is under development with 55% drawn**
  - **76% of exposure represents flagged properties**
  - **Disciplined underwriting**
    - **Weighted Average DSCR of 1.64**
    - **Weighted Average LTV of 70%**
- **Exposure well dispersed across 11 state footprint**
- **Out of the total $254.3 million of original deferrals current status as of 9/30/20:**
  - **16% of borrowers remain in original deferral**
  - **44% returned to contractual payments**
  - **40% requested a second deferral**

(1) Analyzed population included loans with greater than $1million in exposure
Note: Dollars in thousands, Excluding PPP Loans

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TOGETHER, WE ARE HEARTLAND.

Retail Trade Portfolio Overview Retail Trade Portfolio Detail, 09/30/20 Portfolio Highlights Outstanding Loans $291,020 • Pre-Covid Statistics1 : Unfunded Commitments $114,098 • Analyzed population represents 69.4% of Total Retail Trade Portfolio $405,118 total portfolio Average Exposure per Loan $493 • Disciplined underwriting % of HTLF Exposure 3.70% – Weighted average DSCR of 8.98 Geographic Distribution of Analyzed Portfolio • Exposure well dispersed across 11 state footprint IL • Average loan amount of $493,000 8.1% KS/MO MT 8.9% 7.6% • Out of the total $22.1 million of original deferrals current status as of as of 9/30/20: AZ 6.8% • 5% of borrowers remain in original NM deferral 13.6% CA 5.9% • 86% returned to contractual payments TX • 9% requested a second deferral 5.4% WI CO 4.8% 15.9% MN 3.1% IA 19.9% (1) Analyzed population included loans with greater than $1million in exposure Note: Dollars in thousands, Excluding PPP Loans 33

Retail Real Estate Portfolio Overview Real Estate Portfolio Detail, 09/30/20 Portfolio Highlights Outstanding Loans $343,715 • Pre-Covid Statistics1 : Unfunded Commitments $19,742 • Analyzed population represents 79.9% of Total Retail Real Estate Portfolio $363,457 total portfolio Average Exposure per Loan $1,101 • Disciplined underwriting % of HTLF Exposure 3.32% – Weighted average DSCR of 1.89 Geographic Distribution of Analyzed Portfolio – Weighted average LTV of 59% • Exposure well dispersed across 11 state MN footprint 12.1% CA 12.8% • Average loan amount of $1.1 million KS/MO 8.4% • Out of the total $89.9 million of original deferrals current status as of as of 9/30/20: TX IL 7.7% • 0% of borrowers remain in original 13.9% deferral AZ 4.7% • 93% returned to contractual payments • 7% requested a second deferral MT CO 3.7% 14.3% IA 1.9% NM WI 18.7% 1.8% (1) Analyzed population included loans with greater than $1million in exposure Note: Dollars in thousands, Excluding PPP Loans 34

Restaurants & Bars Portfolio Overview Restaurants & Bars Portfolio Detail, 09/30/20 Portfolio Highlights Outstanding Loans $234,199 • Pre-Covid Statistics1 : Unfunded Commitments $13,854 • Analyzed population represents 77.6% of Total Restaurants & Bars Portfolio $248,053 total portfolio Average Exposure per Loan $423 % of HTLF Exposure 2.26% • Disciplined underwriting ‒ Weighted average DSCR of 2.46 Geographic Distribution of Analyzed Portfolio • 22% of analyzed exposure represents franchised restaurants CA IL 9.8% • Exposure well dispersed across 11 state 9.9% footprint WI 9.0% • Granular population - average loan amount of $423,000 TX MN 16.6% 5.6% • Out of the total $115.9 million of original IA deferrals current status as of as of 9/30/20: 5.1% • 1% of borrowers remain in original AZ deferral 4.8% NM • 96% returned to contractual payments 17.2% KS/MO • 3% requested a second deferral 3.1% CO MT 17.7% 1.2% (1) Analyzed population included loans with greater than $1million in exposure Note: Dollars in thousands, Excluding PPP Loans 35

Agriculture Portfolio Overview Agriculture Portfolio Detail, 09/30/20 Portfolio Highlights • Ag portfolio represents 5.6% of total loans Dairy Cattle and Milk • 7.0% or $39.3 million of total portfolio is FSA Production Hog and Pig Beef 24.1% Farming guaranteed Production 3.6% 26.1% • 79% of Ag loans have a Pass rating Cotton Farming 4.2% • 19% of HTLF Sub-Standard loans are from the Other Ag Portfolio 6.4% Corn and • Crop insurance is required on credit exposures Soybeans Wheat Farming greater than $500,000 28.5% 7.1% Geographic Distribution Agriculture Loans Outstanding Agriculture Loans Outstandings MT IA 14.0% $590,000 26.4% $570,000 NM 7.5% $550,000 KS/MO $530,000 5.8% $510,000 TX 5.8% $490,000 WI Dollars Dollars Thousands in $470,000 34.7% Other HTLF Markets $450,000 5.8% 3Q19 4Q19 1Q20 2Q20 3Q20 Note: Dollars in thousands 36

Construction Portfolio Overview Construction Portfolio by Type, 09/30/20 Construction Portfolio by Market, 09/30/20 All Other IA 10% TX 8% IL Hotel Land 10% 14% 8% Development 9% CA KS/MO 8% Healthcare 11% 7% Land Only AZ 14% Industrial 6% 7% Mini- NM MN Warehousing 14% 4% 3% Retail 3% WI 1-4 Family 3% 15% Office 3% MT Multi-Family 2% 16% CO 25% Comments: • Well distributed over geographic footprint • Diversified by property type Note: Balances of Loans as of September 30, 2020 37

CECL Adjustment Reconciliation of Lending Related Allowance for Credit Losses Allowance for Credit Losses Allowance for Unfunded Commitments Note: Dollars in thousands, as of September 30, 2020 38

Summary Asset Quality Non-Performing Assets Non-Performing Loans NPAs ($000) NPAs / Assets (%) NPLs ($000) NPLs / Gross Loans (%) 120,000 3.00 100,000 4.00 80,653 80,721 87,578 85,901 72,669 90,000 74,792 74,599 79,281 75,000 64,385 63,411 3.00 2.00 60,000 51,664 50,000 39,655 2.00 0.91 1.20 0.76 0.69 0.99 0.98 0.96 0.67 0.66 0.55 1.00 0.79 0.89 30,000 25,000 1.00 0 0.00 0 0.00 2015 2016 2017 2018 2019 3Q20 2015 2016 2017 2018 2019 3Q20 Net Charge-offs Allowance for Credit Losses NCOs ($000) NCOs / Avg Loans (%) ACL ($000) ACL / Gross Loans (%) 28,702 30,000 3.00 125,000 5.00 103,377 25,000 100,000 4.00 20,000 17,736 2.00 70,395 75,000 61,963 3.00 14,201 54,324 55,686 15,000 48,685 8,225 50,000 2.00 10,000 1.00 0.97 1.02 1.14 5,461 6,055 0.43 0.87 0.84 0.84 0.24 0.25 25,000 1.00 5,000 0.12 0.11 0.11 0 0.00 0 0.00 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 3Q20 Note: CECL adopted January 1, 2020 Note: Non-performing loans defined as nonaccrual loans + loans 90 days past due; non-performing assets defined as nonperforming loans + other real estate owned + other repossessed assets 39

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Investments, Liquidity, Funding and Capital Presentation Subtitle 40

High Performing Securities Portfolio Portfolio Detail as of September 30, 2020 ($000) Allowance for CMBS - Sector Book Value Unrealized G/L Credit Loss MBS - Non- Agency US Treasury$ 1,994 $ 41 $ - Agency 1.0% 26.4% CMBS - Non- US Agency 158,954 (523) - Agency Municipal 1,215,791 69,177 (61) 4.1% MBS - Agency 1,062,704 12,722 - MBS - Non-Agency 1,320,040 13,131 - MBS - Agency CMBS - Agency 49,934 3,146 - 21.3% ABS 18.5% CMBS - Non-Agency 203,165 (825) - ABS 926,141 (4,844) - Equities with a readily determinable value 19,569 - - US Treasury Other securities 35,940 - - Municipal 0.0% 25.5% US Agency 3.2% Total$ 4,994,232 $ 92,025 $ (61) Investment Portfolio 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Average Book Value ($in millions) $2,925 $3,305 $3,421 $3,809 $4,555 Book Yield 2.88% 3.03% 2.88% 2.91% 2.54% Mod. Duration 5.63 6.17 5.84 5.69 5.64 • 95.1% of Municipal holdings are rated A or better • 65.8% of Non-Agency MBS are rated AAA balance • ABS portfolio consists of the following – 76.8% of Government/FFELP Student Loan Securities – 10.2% of SBA Loans 41

Conservative Liquidity Profile

Holding Company Detail

Type	Amount Outstanding ($000)	Available ($000)
Cash & Due from Banks		$190,127
Revolving Credit Line w ith Unaffiliated Bank	$0	$45,000
Non-Revolvoing Credit Line w ith Unaffiliated Bank	$46,167	$6,500
Subordinated Debt	$74,554	$0
Trust Preferred	$146,156	$0
Preferred Stock	$110,705	$0
Total	**$377,582**	**$241,627**

Additional Sources of Bank Funding

Type	Amount Outstanding ($000)	Available ($000)
FHLB Advances	$1,047	$1,558,285
Federal Funds Purchased	$1,500	$464,500
Securities Sold Under Agreement to Repurchase	$88,685	$0
Federal Reserve Discount Window	$200,000	$1,179,814
PPP Loan Program	$252,610	$903,084
Other Short-term Borrow ings	$16,521	$0
Total	**$560,363**	**$4,105,683**

Liquidity Metrics

	FY 2017	FY 2018	FY 2019	3Q 2020
Loans / Deposits	78.45%	78.84%	75.77%	71.27%
Investments / Assets	25.41%	23.80%	26.01%	32.51%
Total Borrow ings / Assets	6.21%	4.40%	3.47%	5.32%

- *Monthly cash flow from Investments for 3Q20: $50 million*

Capital Instruments

Outstanding Debt	Amount Outsanding ($000)	Maturity Date	Current Rate (%)
Subsidiary Trust Preferred Securities	$146,156		3.42%
Subordinated Notes	$74,554	December 30, 2024	5.75%
Subtotal of debt	**$220,710**		**4.21%**
Preferred Stock	$110,705		7.00%

(1) Refers to weighted average rate of trust preferred securities
Note: As of September 30, 2020
Note: All subsidiary trust preferred debt callable; currently outstanding subordinated notes mature December 30, 2024;

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TOGETHER, WE ARE HEARTLAND.

Deposit Mix Deposit Composition Cost of Interest Bearing Deposits (%) Time > $100K 1.20 Time < $100K 4.2% 0.96 3.7% 1.00 0.80 0.61 0.64 0.60 0.45 0.40 0.37 0.39 Money 0.34 Non 0.40 0.28 0.29 Market 0.23 0.24 Interest 18.6% Bearing 0.20 39.3% 0.00 2015 2016 2017 2018 2019 3Q 2020 Savings 8.7% Cost of Interest Bearing Deposits Cost of Total Deposits Interest Brokered Deposits ($000) 1 Bearing Checking 25.5% 250,000 190,721 200,000 9/30/2020 Portfolio % 150,000 Non Interest Bearing $5,022,567 39.3% Interest Bearing Checking $3,254,167 25.5% 100,000 75,620 Savings $1,116,699 8.7% 57,168 50,000 25,055 Money Market $2,371,285 18.6% 12,089 0 Time < $100K $470,319 3.7% 0 Time > $100K $532,073 4.2% 2015 2016 2017 2018 2019 3Q 2020 Total Deposits $12,767,110 100.0% (1) Excludes reciprocal deposits Note: Financial data as of September 30, 2020; dollars in thousands 43

Investment Summary Diversification across geographies reduces risk and enhances growth potential Consistent earnings profile, leveraging infrastructure to drive efficiency Disciplined and proven acquirer Low cost core deposit base, significant capacity to continue to fuel organic growth Strong net interest margin Solid credit metrics over many decades and through many credit cycles Conservative liquidity risk profile, conservative loan/deposit ratio Healthy capital levels, highly conservative approach to bank level capitalization 44

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES Appendix Presentation Subtitle 45

Analyst Ratings
October 2020

Coverage	Rating	Price Target
D.A. DAVIDSON Jeff Rulis	Neutral	$35.00
PIPER SANDLER CO Andrew Liesch	**Overweight**	$38.00
KEEFE, BRUYETTE & WOODS Damon DelMonte	Market Perform	$39.00
RAYMOND JAMES David Long	Market Perform	Not Established
STEPHENS Terry McEvoy	Equal Weight	$32.00

46

TOGETHER, WE ARE HEARTLAND.

Contact Information 47

Non-GAAP Financial Measures Annualized adjusted return on average assets is net income available to common stockholders plus provision for credit losses and acquisition, integration and restructuring costs, net of tax, divided by average total assets. This measure shows how efficiently a company is utilizing its assets and is also useful when assessing peer companies in the same industry. Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this presentation. Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax- effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Adjusted net income, adjusted return on average tangible common equity and adjusted diluted earnings per share exclude tax-effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income, return on average tangible common equity and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs. 48

Non-GAAP Reconciliations

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,578,137	$ 1,325,175	$ 990,519	$ 739,559	$ 581,475
Less goodwill	446,345	391,668	236,615	127,699	97,852
Less core deposit and customer relationship intangibles, net	48,688	47,479	35,203	22,775	22,020
Tangible common equity (non-GAAP)	**$ 1,083,104**	**$ 886,028**	**$ 718,701**	**$ 589,085**	**$ 461,603**
Common shares outstanding, net of treasury stock	36,704,278	34,477,499	29,953,356	26,119,929	22,435,693
Common equity (book value) per share (GAAP)	$ 43.00	$ 38.44	$ 33.07	$ 28.31	$ 25.92
Tangible book value per common share (non-GAAP)	$ 29.51	$ 25.70	$ 23.99	$ 22.55	$ 20.57
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 13,209,597	$ 11,408,006	$ 9,810,739	$ 8,247,079	$ 7,694,754
Less goodwill	446,345	391,668	236,615	127,699	97,852
Less core deposit and customer relationship intangibles, net	48,688	47,479	35,203	22,775	22,020
Total tangible assets (non-GAAP)	**$ 12,714,564**	**$ 10,968,859**	**$ 9,538,921**	**$ 8,096,605**	**$ 7,574,882**
Tangible common equity ratio (non-GAAP)	8.52%	8.08%	7.53%	7.28%	6.09%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 433,729	$ 413,954	$ 330,308	$ 294,666	$ 233,998
Plus tax-equivalent adjustment[1]	4,929	6,228	15,139	12,919	10,216
Net interest income, fully tax-equivalent (non-GAAP)	**$ 438,658**	**$ 420,182**	**$ 345,447**	**$ 307,585**	**$ 244,214**
Average earning assets	$ 10,845,940	$ 9,718,106	$ 8,181,914	$ 7,455,217	$ 6,152,090
Annualized net interest margin (GAAP)	4.00%	4.26%	4.04%	3.95%	3.80%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.04%	4.32%	4.22%	4.13%	3.97%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.18%	0.22%	0.18%	0.15%	0.13%

[1] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

49

Non-GAAP Reconciliations (cont.)

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 433,729	$ 413,954	$ 330,308	$ 294,666	$ 233,998
Plus tax-equivalent adjustment[(1)]	4,929	6,228	15,139	12,919	10,216
Net interest income, fully tax-equivalent (non-GAAP)	438,658	420,182	345,447	307,585	244,214
Noninterest income	116,208	109,160	102,022	113,601	110,685
Securities gains, net	(7,659)	(1,085)	(6,973)	(11,340)	(13,143)
Unrealized (gain)/loss on equity securities, net	(525)	(212)	-	-	769
Gain on extinguishment of debt	(375)	-	(1,280)	-	-
Valuation adjustment on servicing rights	911	46	(21)	33	-
Adjusted revenue (non-GAAP)	**$ 547,218**	**$ 528,091**	**$ 439,195**	**$ 409,879**	**$ 342,525**
Total noninterest expenses (GAAP)	$ 349,161	$ 353,888	$ 297,675	$ 279,668	$ 251,046
Less:					
Core deposit and customer relationship intangibles amortization	11,972	9,355	6,077	5,630	2,978
Partnership investment in tax credit projects	8,030	4,233	1,860	1,051	4,357
(Gain)/loss on sales/valuation of assets, net	(19,422)	2,208	2,475	1,478	6,821
Acquisition, integration and restructuring costs	6,580	7,564	5,975	2,571	3,871
Adjusted noninterest expenses (non-GAAP)	**$ 342,001**	**$ 330,528**	**$ 281,288**	**$ 268,938**	**$ 233,019**
Efficiency ratio, fully tax-equivalent (non-GAAP)	62.50%	62.59%	64.05%	65.61%	68.03%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

50

Non-GAAP Reconciliations (cont.)

	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016	Full Yr 2015
Reconciliation of Return on Average Tangible Common Equity (non-GAAP)					
Net income (GAAP)	$ 149,129	$ 116,959	$ 75,226	$ 80,108	$ 59,225
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	9,458	7,391	3,950	3,660	1,936
Net income excluding intangible amortization (non-GAAP)	**$ 158,587**	**$ 124,350**	**$ 79,176**	**$ 83,768**	**$ 61,161**
Average common equity (GAAP)	$ 1,473,396	$ 1,177,346	$ 871,683	$ 678,989	$ 496,877
Less average goodwill	415,841	340,352	184,554	125,724	56,781
Less average core deposit and customer relationship intangibles, net	49,377	46,206	30,109	24,553	14,153
Average tangible common equity (non-GAAP)	**$ 1,008,178**	**$ 790,788**	**$ 657,020**	**$ 528,712**	**$ 425,943**
Annualized return on average common equity (GAAP)	10.12%	9.93%	8.63%	11.80%	11.92%
Annualized return on average tangible common equity (non-GAAP)	15.73%	15.72%	12.05%	15.84%	14.36%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income (GAAP)	$ 149,129	$ 116,959	$ 75,226	$ 80,108	$ 59,225
Provision for credit losses[(1)]	13,159	18,970	10,116	7,601	8,253
Acquisition, integration and restructuring costs[(1)]	5,198	5,976	3,884	1,671	2,516
Adjusted net income (non-GAAP)	**$ 167,486**	**$ 141,905**	**$ 89,226**	**$ 89,380**	**$ 69,994**
Average assets (GAAP)	$ 12,021,917	$ 10,772,297	$ 9,009,625	$ 8,172,576	$ 6,763,901
Adjusted return on average assets (non-GAAP)	1.39%	1.32%	0.99%	1.09%	1.03%
Reconciliation of Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income (non-GAAP)	$ 167,486	$ 141,905	$ 89,226	$ 89,380	$ 69,994
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	9,458	7,391	3,950	3,660	1,936
Adjusted net income excluding intangible amortization (non-GAAP)	**$ 176,944**	**$ 149,296**	**$ 93,176**	**$ 93,040**	**$ 71,930**
Average tangible common equity (non-GAAP)	$ 1,008,178	$ 790,788	$ 657,020	$ 528,712	$ 425,943
Annualized adjusted return on average tangible common equity (non-GAAP)	17.55%	18.88%	14.18%	17.60%	16.89%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

51

Non-GAAP Reconciliations (cont.)

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,700,899	$ 1,636,672	$ 1,553,714	$ 1,578,137	$ 1,563,843
Less goodwill	446,345	446,345	446,345	446,345	427,097
Less core deposit and customer relationship intangibles, net	40,520	43,011	45,707	48,688	49,819
Tangible common equity (non-GAAP)	**$ 1,214,034**	**$ 1,147,316**	**$ 1,061,662**	**$ 1,083,104**	**$ 1,086,927**
Common shares outstanding, net of treasury stock	36,885,390	36,844,744	36,807,217	36,704,278	36,696,190
Common equity (book value) per share (GAAP)	$ 46.11	$ 44.42	$ 42.21	$ 43.00	$ 42.62
Tangible book value per common share (non-GAAP)	$ 32.91	$ 31.14	$ 28.84	$ 29.51	$ 29.62
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 15,612,664	$ 15,026,153	$ 13,294,509	$ 13,209,597	$ 12,569,262
Less goodwill	446,345	446,345	446,345	446,345	427,097
Less core deposit and customer relationship intangibles, net	40,520	43,011	45,707	48,688	49,819
Total tangible assets (non-GAAP)	**$ 15,125,799**	**$ 14,536,797**	**$ 12,802,457**	**$ 12,714,564**	**$ 12,092,346**
Tangible common equity ratio (non-GAAP)	8.03%	7.89%	8.29%	8.52%	8.99%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 122,497	$ 124,146	$ 112,511	$ 112,745	$ 111,321
Plus tax-equivalent adjustment[(1)]	1,390	1,416	1,131	1,109	1,140
Net interest income, fully tax-equivalent (non-GAAP)	**$ 123,887**	**$ 125,562**	**$ 113,642**	**$ 113,854**	**$ 112,461**
Average earning assets	$ 13,868,360	$ 13,103,159	$ 11,891,455	$ 11,580,295	$ 11,102,581
Annualized net interest margin (GAAP)	3.51%	3.81%	3.81%	3.86%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55%	3.85%	3.84%	3.90%	4.02%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10%	0.16%	0.09%	0.17%	0.23%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

TOGETHER, WE ARE HEARTLAND.

52

Non-GAAP Reconciliations (cont.)

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 122,497	$ 124,146	$ 112,511	$ 112,745	$ 111,321
Plus tax-equivalent adjustment[(1)]	1,390	1,416	1,131	1,109	1,140
Net interest income, fully tax-equivalent (non-GAAP)	123,887	125,562	113,642	113,854	112,461
Noninterest income	31,216	30,637	25,817	28,030	29,400
Securities gains, net	(1,300)	(2,006)	(1,658)	(491)	(2,013)
Unrealized (gain)/loss on equity securities, net	(155)	(680)	231	(11)	(144)
Gain on extinguishment of debt	-	-	-	-	(375)
Valuation adjustment on servicing rights	120	(9)	1,565	(668)	626
Adjusted revenue (non-GAAP)	**$ 153,768**	**$ 153,504**	**$ 139,597**	**$ 140,714**	**$ 139,955**
Total noninterest expenses (GAAP)	$ 90,396	$ 90,439	$ 90,859	$ 92,866	$ 92,967
Less:					
Core deposit and customer relationship intangibles amortization	2,492	2,696	2,981	2,918	2,899
Partnership investment in tax credit projects	927	791	184	3,038	3,052
(Gain)/loss on sales/valuation of assets, net	1,763	701	16	1,512	356
Acquisition, integration and restructuring costs	1,146	673	1,376	537	1,500
Adjusted noninterest expenses (non-GAAP)	**$ 84,068**	**$ 85,578**	**$ 86,302**	**$ 84,861**	**$ 85,160**
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.67%	55.75%	61.82%	60.31%	60.85%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

53

TOGETHER, WE ARE HEARTLAND.

Non-GAAP Reconciliations (cont.)

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)					
Net income available to common shareholders (GAAP)	$ 45,521	$ 30,131	$ 20,040	$ 37,851	$ 34,612
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	1,969	2,130	2,355	2,305	2,291
Net income available to common shareholdersexcluding intangible amortization (non-GAAP)	**$ 47,490**	**$ 32,261**	**$ 22,395**	**$ 40,156**	**$ 36,903**
Average common equity (GAAP)	$ 1,661,381	$ 1,574,902	$ 1,619,682	$ 1,570,258	$ 1,541,369
Less average goodwill	446,345	446,345	446,345	433,374	427,097
Less average core deposit and customer relationship intangibles, net	42,145	44,723	47,632	49,389	51,704
Average tangible common equity (non-GAAP)	**$ 1,172,891**	**$ 1,083,834**	**$ 1,125,705**	**$ 1,087,495**	**$ 1,062,568**
Annualized return on average common equity (GAAP)	10.90%	7.69%	4.98%	9.56%	8.91%
Annualized return on average tangible common equity (non-GAAP)	16.11%	11.97%	8.00%	14.65%	13.78%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income available to common shareholders (GAAP)	$ 45,521	$ 30,131	$ 20,040	$ 37,851	$ 34,612
Provision for credit losses[(1)]	1,325	21,169	17,001	3,873	4,109
Acquisition, integration and restructuring costs[(1)]	905	532	1,087	424	1,185
Adjusted net income available to common shareholders (non-GAAP)	**$ 47,751**	**$ 51,832**	**$ 38,128**	**$ 42,148**	**$ 39,906**
Average assets (GAAP)	$ 15,167,225	$ 14,391,856	$ 13,148,173	$ 12,798,770	$ 12,293,332
Adjusted return on average assets (non-GAAP)	1.25%	1.45%	1.17%	1.31%	1.29%
Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income (non-GAAP)	$ 47,751	$ 51,832	$ 38,128	$ 42,148	$ 39,906
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	1,969	2,130	2,355	2,305	2,291
Adjusted net income available to common shareholdersexcluding intangible amortization (non-GAAP)	**$ 49,720**	**$ 53,962**	**$ 40,483**	**$ 44,453**	**$ 42,197**
Average tangible common equity (non-GAAP)	$ 1,172,891	$ 1,083,834	$ 1,125,705	$ 1,087,495	$ 1,062,568
Annualized adjusted return on average tangible common equity (non-GAAP)	16.86%	20.02%	14.46%	16.22%	15.76%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21%.

54

TOGETHER, WE ARE HEARTLAND.

Non-GAAP Reconciliations (cont.) For the Nine Months Ended September 30, 2020 2019 Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP) Net Interest Income available to common shareholders (GAAP)$ 359,154 $ 320,984 Plus tax-equivalent adjustment(1) 3,937 3,820 Net interest income, fully tax-equivalent (non-GAAP)$ 363,091 $ 324,804 Average earning assets$ 12,957,661 $ 10,598,465 Annualized net interest margin (GAAP) 3.70% 4.05% Annualized net interest margin, fully tax-equivalent (non-GAAP) 3.74% 4.10% Purchase accounting discount amortization on loans included in annualized net interest margin 0.12% 0.19% (1) Computed on a tax-equivalent basis using an effective tax rate of 21% 55

Non-GAAP Reconciliations (cont.) For the Nine Months Ended September 30, 2020 2019 Reconciliation of Efficiency Ratio (non-GAAP) Net Interest Income available to common shareholders (GAAP)$ 359,154 $ 320,984 Plus tax-equivalent adjustment(1) 3,937 3,820 Net interest income, fully tax-equivalent (non-GAAP) 363,091 324,804 Noninterest income 87,670 88,178 Securities gains, net (4,964) (7,168) Unrealized (gain)/loss on equity securities, net (604) (514) Gain on extinguishment of debt - (375) Valuation adjustment on servicing rights 1,676 1,579 Adjusted revenue (non-GAAP)$ 446,869 $ 406,504 Total noninterest expenses (GAAP)$ 271,694 $ 256,295 Less: Core deposit and customer relationship intangibles amortization 8,169 9,054 Partnership investment in tax credit projects 1,902 4,992 (Gain)/loss on sales/valuation of assets, net 2,480 (20,934) Acquisition, integration and restructuring costs 3,195 6,043 Adjusted noninterest expenses (non-GAAP)$ 255,948 $ 257,140 Efficiency ratio, fully tax-equivalent (non-GAAP) 57.28% 63.26% (1) Computed on a tax-equivalent basis using an effective tax rate of 21% 56

Non-GAAP Reconciliations (cont.)

	For the Nine Months Ended September 30, 2020	2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)		
Net income available to common shareholders (GAAP)	$ 95,692	$ 111,278
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	6,454	7,153
Net income available to common shareholdersexcluding intangible amortization (non-GAAP)	**$ 102,146**	**$ 118,431**
Average common equity (GAAP)	$ 1,618,811	$ 1,440,754
Less average goodwill	446,345	409,932
Less average core deposit and customer relationship intangibles, net	44,824	49,373
Average tangible common equity (non-GAAP)	**$ 1,127,642**	**$ 981,449**
Annualized return on average common equity (GAAP)	7.90%	10.33%
Annualized return on average tangible common equity (non-GAAP)	12.10%	16.13%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)		
Net income available to common shareholders (GAAP)	$ 95,692	$ 111,278
Provision for credit losses[(1)]	39,495	9,286
Acquisition, integration and restructuring costs[(1)]	2,524	4,774
Adjusted net income (non-GAAP)	**$ 137,711**	**$ 125,338**
Average assets (GAAP)	$ 14,239,151	$ 11,760,120
Adjusted return on average assets (non-GAAP)	1.29%	1.42%
Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)		
Adjusted net income (non-GAAP)	$ 137,711	$ 125,338
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	6,454	7,153
Adjusted net income available to common shareholders excluding intangible amortization (non-GAAP)	**$ 144,165**	**$ 132,491**
Average tangible common equity (non-GAAP)	$ 1,127,642	$ 981,449
Annualized adjusted return on average tangible common equity (non-GAAP)	17.08%	18.05%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21%

TOGETHER, WE ARE HEARTLAND.

57